MANUFACTURING AND NON-COMPETE AGREEMENT

   FOR CONSIDERATION RECEIVED, this agreement made this 1st day of NOVEMBER, 1998, by and between SENSE TECHNOLOGIES, INC (hereinafter referred to as the "principal") and TEST SYSTEMS ENGINEERING (hereinafter referred to as the "Consultant") WHEREAS, the Principal desires to engage the services of the Consultant to assist the Principal in the operation of its business, it is agreed as follows:

   1. Purpose. The Principal engages the Consultant to assist the Principal in the manufacture of its primary business products. TSE is under contract to Design, Engineer, Configure and Assemble the CheckPoint T/A system and all revisions to the product for the term stated in item number 2. TSE has committed to do all manufacturing with the ability to produce up to 500 units / month out of TSE's current facility based on sales needs of Sense Technologies.

   2. Term. This agreement shall commence on NOVEMBER 1st, 1998 and shall terminate on DECEMBER 31st, 2005. This agreement will self renew on a yearly basis after the initial term period. Sense Technologies, throughout the term of this agreement has the right to source other manufacturing firms to assist in the production of all Sense products.

   3. TSE will deliver product ordered by Sense Technologies within 30 days, given that TSE is given 30 days notice by Sense purchase order.

   4. Disclosure of Information. The Consultant acknowledges that the list of the Principal's customers and or core technology relating to the fingerprint identification business as it may exist from time to time is valuable, special and unique asset of the Principal's business. The Consultant shall not, during or after the term of this agreement, disclose the list of the Principal's customers and or core technology or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by the Consultant of the provisions of this paragraph, the Principal shall be entitled to an injunction restraining the Consultant from disclosing, in whole or in part, the list of the Principal's customers and or fingerprint technology or from rendering any services to any person, firm, corporation, association or other entity to whom such list, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Principal from pursuing any other remedies available to the Principal for such breach or threatened breach, including the recovery of damages from the Consultant.

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   5. Notices. Any notice required or desired to be given under this agreement shall be deemed given if in writing sent by certified mail to his or her residence in the case of the Consultant or to its principal office in the case of the Principal.

   6. Assignment. The Consultant acknowledges that the services to be rendered by him or her are unique and personal. Accordingly, the Consultant may not assign any of his or her rights or delegate any of his or her duties or obligations under this agreement unless expressly agreed to by Sense Technologies. The rights and obligations of the Principal under this agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Principal.

   7. Status of Consultant. The Consultant is engaged as an independent contractor and shall be treated as such for all purposes, including, but not limited to, federal and state taxation, withholding, unemployment insurance and worker's compensation. The Consultant will not be considered an employee for any purpose.

   8. All Products and Designs, engineered and manufactured by Test Systems Engineering for Sense Technologies are the exclusive property and are solely owned by Sense Technologies, Inc.

   9. Entire Agreement. This agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

   IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

   /s/ Dore Perler                                  /s/ Alex Schlinkmann
   ------------------------                         ------------------------
   Dore Perler                                      Alex Schlinkmann
   Sense Technologies, Inc                          Test Systems Engineering
   Principal                                        Consultant


   WITNESS: _____________________________


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                            SENSE TECHNOLOGIES, INC.
                              10871 NW 52nd Street
                             Sunrise, Florida 33351
                               Phone: 954-747-1422
                                Fax: 954-747-0722
                       Toll Free: 1-877-SENSEME (736-7363)






09/08/99


To Whom it May Concern,

This letter states that Sense Technologies, Inc. has contracted Test Systems Engineering to perform various services including the design, manufacture, assembly and testing of products for Sense Technologies, Inc.

For this service, Sense agrees to pay Test Systems Engineering a fee of $75.00 per hour for work performed on behalf of Sense.

This letter amends the agreement between Sense Technologies and Test Systems Engineering dated November 1st, 1998.



/s/ Dore Perler                                      /s/ Alex Schlinkmann
---------------                                      --------------------

Dore Perler                                          Alex Schlinkmann
President                                            President
Sense Technologies, Inc.                             Test Systems Engineering